UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2015

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (211) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, the Company appointed Stephen R. Zacharias as a Class III member of the Company’s Board of Directors (the “Board”), with a term expiring at the Company’s annual meeting of stockholders in 2017.

Mr. Zacharias has over 40 years of financial related experience in leadership positions among corporate public and private business. He is currently founder and managing partner of Transact Capital Partners, LLC, a financial advisory firm. Since 2006 Mr. Zacharias has served on the board of directors and audit committee chair of Invictus Financial Inc. formerly Stockgroup Media, Inc. From 1997 to 2003 Mr. Zacharias served as board director for Hoovers, Inc. During the 1990’s he served as corporate treasurer of Media General, Inc. and as audit director of a Fortune 1000 company throughout the 1980’s. Mr. Zacharias has also served on various private boards.

Pursuant to the Company’s Policy on the Compensation of Directors, Mr. Zacharias will receive the following compensation for 2015:  (i) for service on the Company’s Board, a $30,000 annual retainer, payable quarterly in arrears and prorated for 2015; (ii) for service on the Company’s Board, a grant on June 11, 2015 of 17,376 restricted stock units (reflecting the prorated portion of an annual amount of $60,000, divided by the closing price of the Company’s common stock as reported by Nasdaq on June 11, 2015); and (iii) for service on the Company’s Audit Committee, a grant on June 11, 2015 of an option to purchase 2,795 shares of the Company’s common stock (reflecting the prorated portion of an annual amount of 5,000 stock options), having an exercise price per share of $1.93, the closing price of the Company’s common stock as reported by Nasdaq on June 11, 2015 and a term of five years.  The restricted stock units and stock options each will vest on January 4, 2016, subject to continued service or if earlier upon a Change of Control, as defined in the Company’s 2007 Performance Incentive Plan.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”) of TheStreet, Inc. (the “Company”) was held on June 11, 2015.  Stockholders of record at the close of business on April 16, 2015 (the “Record Date”) were entitled to vote at the 2015 Annual Meeting.  As of the Record Date, there were issued and outstanding 34,848,971 shares of the Company’s common stock and 5,500 shares of the Company’s Series B Preferred Stock (the “Preferred Stock”).  The holders of the Preferred Stock were entitled to vote together as a single class with the holders of the Company’s common stock, having a vote equivalent to that of 3,865,942 shares of common stock, which is the number of votes that the holders of the Preferred Stock would be entitled to cast had such holders converted their Preferred Stock into shares of the Company’s common stock on the Record Date.

The Company’s stockholders voted on four proposals at the 2015 Annual Meeting, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2015 (the “Proxy Statement”).  The final results for the votes are set forth below.

Proposal 1:

The following individuals were elected as Class I directors to serve for a three-year term expiring at the annual meeting of the Company’s stockholders in 2018, or until their respective successors are duly elected and qualified, by the votes set forth below:

	For	Withheld	Broker Non-Vote
James Cramer	21,577,528	7,498,303	5,445,497
Mark Walsh	18,000,688	11,075,143	5,445,497

Proposal 2: The approval of the amendment and restatement of the 2007 Plan

For	Against	Abstain	Broker Non-Vote
18,804,694	10,262,799	8,338	5,445,497

Proposal 3:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, by the votes set forth below:

For	Against	Abstain
34,028,040	473,832	19,456

Proposal 4:

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
19,455,471	9,592,850	27,510	5,445,497

Item 8.01  Other Events

On June 11, 2015, the Company issued a press release in the form attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated June 11, 2015 Announcing Appointment of Stephen R. Zacharias to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: June 15, 2015	By:	/s/ Vanessa J. Soman
Vanessa J. Soman
General Counsel & Secretary